                      FEDERAL DEPOSIT INSURANCE CORPORATION


                           WASHINGTON, D.C. 20429-9990


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 28, 2004



                         THE TRUST COMPANY OF NEW JERSEY
               (Exact Name of Registrant as Specified in Charter)

           NEW JERSEY                12525             22-1337980
         (State or Other        (FDIC Insurance        (IRS Employer
           Jurisdiction of     Certificate Number)      Identification No.)
            Incorporation)



         35 JOURNAL SQUARE, JERSEY CITY, NEW JERSEY               07306
         --------------------------------------------------------------
        (Address of Principal Executive Offices)              (Zip Code)



       Registrant's telephone number, including area code: (201) 420-2500

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

As described in Item 12 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

  99.1  Press Release of The Trust Company of New Jersey dated January 28, 2004.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 28, 2004, The Trust Company of New Jersey (the "Company") issued a press release regarding results for the three months and year ended December 31, 2003. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company as of, and for the three months and year ended, December 31, 2003.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE TRUST COMPANY OF NEW JERSEY


                                 By:       /S/ WILLIAM S. BURNS
                                        -------------------------------------
                                           Name: William S. Burns
                                           Title:Executive Vice President and
                                                 Chief Financial Officer

Date: January 28, 2004

EXHIBIT INDEX

99.1   Press Release of The Trust Company of New Jersey dated January 28, 2004.

Exhibit 99.2

CONTACT: WILLIAM S. BURNS

                                                 EXECUTIVE VICE PRESIDENT & CFO
                                                 THE TRUST COMPANY OF NEW JERSEY
                                                 (201) 420-4946

FOR IMMEDIATE RELEASE

           THE TRUST COMPANY OF NEW JERSEY REPORTS FINANCIAL RESULTS
FOR THE FULL YEAR AND FOURTH QUARTER OF 2003, THE PLANNED CLOSING OF 20 IN-STORE
       BRANCHES AND PROGRESS TOWARD MERGER WITH NORTH FORK BANCORPORATION;
                   DECLARES $0.18 PER SHARE QUARTERLY DIVIDEND

JERSEY CITY, N.J., JANUARY 28, 2004 - THE TRUST COMPANY OF NEW JERSEY (THE "COMPANY" OR "TRUSTCOMPANY") (NASDAQ: TCNJ ) today reported net income for the year ended December 31, 2003 of $21.0 million, or $1.11 per diluted share, compared with $38.0 million, or $2.03 per diluted share, for 2002. For the fourth quarter of 2003, Trustcompany experienced a net loss of $1.6 million, or $0.09 per diluted share, compared to net income of $10.0 million, or $0.53 per diluted share, for the third quarter 2003 and $7.5 million, or $0.40 per diluted share, for the fourth quarter of 2002. The loss in the fourth quarter 2003 arose principally from charges incurred in connection with the pending merger with North Fork Bancorporation ("North Fork"). The Company also announced today that its Board of Directors has declared a cash dividend on its common stock of $0.18 per share. The dividend is payable on March 1, 2004 to shareholders of record on February 13, 2004.

         During the fourth quarter 2003 the Company completed the previously announced closing of 9 in-store branches, recognizing a pretax charge of $0.8 million. The Company also plans to close an additional 20 in-store branches, continuing a strategy of closing underperforming locations. These closings are expected to occur no later than May 2004, prior to the anticipated closing of the merger with North Fork. It is estimated that a pretax charge of $7.0 million will be recognized in the second quarter 2004. Consistent with its previous experience, the Company believes that it will retain a major portion of the deposits and customer relationships of these branches. Trustcompany estimates that the 29 in-store closings will contribute $4.0 million in pretax earnings on an annual basis.

         Alan J. Wilzig, Chairman and CEO of Trustcompany, commented, "Core operations for the recent quarter continued to exhibit strength. Revenue growth remained robust, reflecting a net interest margin that widened by 24 basis points, increased service charges and fees, and an improved business mix." With respect to North Fork, Mr. Wilzig noted, "Our pending merger, announced in December, remains on track for a second quarter closing." The Company reported that bank regulatory applications have been filed and a shareholder meeting seeking approval of the merger is currently expected to take place in April.

         Net interest income for the fourth quarter 2003 increased by 9.9% to $33.2 million from $30.2 million in the third quarter 2003, and increased 4.7% from $31.8 million in the fourth quarter 2002. The net interest margin for the current quarter was 3.55%, representing a 24 basis point increase from the 3.31% achieved in the third quarter 2003, and a 17 basis point improvement from the fourth quarter 2002. Fourth quarter 2003 net interest margin was positively impacted by an increase in lower cost core deposits, loan growth, a lower level of bond premium amortization and previously announced debt restructurings. Average interest earning assets were $3,958 million in the fourth quarter 2003, $3,879 million in the third quarter 2003 and $4,014 million in the fourth quarter 2002. Average lower cost core deposits amounted to $1,883 million in the fourth quarter 2003, an increase of $22 million over the linked quarter and an increase of $69 million over fourth quarter 2002.

         Gains from the sale of securitizations and loans amounted to $0.9 million in the fourth quarter 2003 compared to gains of $2.0 million in the third quarter 2003 and $28,000 in the fourth quarter 2002. During the fourth quarter 2003, the Company recorded mortgage servicing rights valuation allowance expense of $1.1 million due to declines in market pricing at year-end 2003 that were not necessarily consistent with the recent trend toward decreased refinancing activity. The Company largely offset this fourth quarter expense by selling mortgage-backed securities resulting in a $0.9 million gain. The mortgage servicing rights valuation allowance adjustment was income of $1.4 million during the third quarter 2003 and expense of $1.4 million in the fourth quarter 2002.

         Non-interest income, excluding gains from the sale of securitizations, loans and mortgage-backed securities was $6.5 million for fourth quarter 2003 compared to $6.3 million for the third quarter 2003 and $5.9 million for the fourth quarter 2002. The increase versus prior periods was principally attributable to increased trust fees and insurance commissions.

         Non-interest expense, excluding the mortgage servicing asset valuation adjustment was $32.5 million in the fourth quarter 2003 compared to $25.3 million in the third quarter 2003 and $27.5 million in the fourth quarter 2002. The increase in fourth quarter 2003 non-interest expense was due to merger-related charges of $7.2 million and aggregate costs of $2.3 million associated with branch closing expenses; increases in employee benefit plan expenses; the costs related to Trustcompany's now abandoned plans to form a holding company, issue trust preferred securities and restructure its retirement plans; and special legal and consulting fees. These higher expenses were partially offset by pension income and net gains on OREO. In addition, third quarter 2003 included a $3.3 million charge for the early extinguishment of certain FHLB borrowings.

         In connection with its merger agreement with North Fork, Trustcompany committed to sell certain commercial real estate loans to one borrower totaling $29.2 million (including unfunded commitments of $0.9 million). The borrower has recently exhibited a deteriorating financial condition but remains current as to principal and interest. If the Company is unable to sell the loans by the closing date, certain principal shareholders of the Company, including Alan J. Wilzig, have agreed, at North Fork's request, to purchase the loans for $20 million. Accordingly, during the quarter the Company recognized a charge of $9.2 million and reclassified the remaining balance of the loans to the held-for-sale category.

         Total net loan charge-offs (excluding the $9.2 million write-down mentioned above) for the fourth quarter 2003 were $1.2 million versus $0.8 million in the third quarter 2003 and $1.1 million in the fourth quarter 2002. The annualized charge-off ratios, excluding the above-mentioned loans, were 0.22% for the fourth quarter 2003, 0.16% for the third quarter 2003, and 0.23% for the fourth quarter 2002. OREO decreased 9.8% to $3.3 million as of December 31, 2003 from $3.6 million at September 30, 2003, and decreased 66.8% from $9.8 million at December 31, 2002. Total non-accrual loans, excluding loans in the held-for-sale category, were $4.6 million at December 31, 2003, $5.3 million at September 30, 2003 and $4.3 million at December 31, 2002. Non-performing assets, excluding loans held for sale, decreased to 0.18% of total assets at December 31, 2003, down from 0.21% of total assets at September 30, 2003 and 0.32% at December 31, 2002.

         Book value per share amounted to $14.48 per share as of December 31, 2003, up slightly from $14.43 per share one year ago. The Company has virtually no intangible assets on its balance sheet. Average core deposits (defined as total deposits less time deposits) as a percent of average total deposits increased to 56.6% for the current quarter from 53.1% a year ago.

         The Company's tier 1 risk-based capital, total risk-based capital and leverage ratios were 9.74%, 10.13%, and 5.81% at December 31, 2003. The Company's tier 1 risk-based capital and total risk-based capital and leverage ratios were 10.13%. 10.54%, and 6.01% at September 30, 2003 and 9.74%, 10.14%,
and 5.47% at December 31, 2002. The Company is considered "well-capitalized" under regulatory guidelines.

         The Trust Company of New Jersey is one of the largest banks based in New Jersey. It is a full service commercial bank, founded in 1896, that operates over 90 branches and over 150 ATMs throughout New Jersey's 13 Northern and Central Counties as well as 2 locations in Rockland County, New York. For further information regarding The Trust Company of New Jersey visit our website at www.trustcompany.com.

         Non-historical statements in Trustcompany's press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These may be identified by the use of words or phrases such as "believe," "expect," "anticipate," and "potential" or other words or phrases of similar import. These forward-looking statements are based on Trustcompany's current expectations. A wide variety of factors could cause Trustcompany's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, developments, and results of Trustcompany's business include, among others, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, regulatory initiatives and directives, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Trustcompany's control and general economic and geopolitical conditions.

In addition, this press release contains forward-looking statements regarding North Fork's acquisition of Trustcompany. These forward-looking statements involve certain risks and uncertainties. Factors that may cause the actual results and experience relating to this acquisition to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of North Fork and Trustcompany are greater than expected; (5) changes in the interest rate environment reduce interest margins;
(6) general economic conditions, either nationally or in the markets in which North Fork will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which North Fork would be engaged or (8) factors occur which result in a condition to the transaction not being met.

North Fork intends to file with the Securities and Exchange Commission (the "SEC") a registration statement and other relevant materials in connection with the proposed merger (the "Merger"). The registration statement will contain a proxy statement/prospectus to be distributed to the stockholders of Trustcompany in connection with their vote on the Merger. Investors and security holders are urged to read the registration statement (including the proxy statement/prospectus) and the other relevant materials when they become available because they will contain important information about North Fork, Trustcompany and the Merger.

The registration statement (including the proxy statement/prospectus) and other relevant materials, and any other documents filed by North Fork with the SEC, when they become available, may be obtained free of charge at the SEC's web site at www.sec.gov. The proxy statement/prospectus and other relevant materials, and any other documents filed by Trustcompany with the Federal Deposit Insurance Corporation (the "FDIC"), when they become available, may be obtained at the FDIC, Registration and Disclosure Division, 550 17th Street N.W., Room F-643, Washington, D.C. 20429. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by North Fork by contacting the Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747, telephone: 631-844-1252 or by visiting North Fork's website at www.northforkbank.com. Investors and security holders may obtain free copies of the documents filed with the FDIC by Trustcompany by contacting The Trust Company of New Jersey, Investor Relations, 35 Journal Square, Jersey City, New Jersey 07306, telephone: 201-420-4946.

Trustcompany and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Trustcompany in favor of the Merger. Information about the interests of Trustcompany's executive officers and directors in Trustcompany is set forth in the proxy statement for Trustcompany's 2003 Annual Meeting of Stockholders, which was filed with the FDIC on April 4, 2003. In addition to those interests, Alan J. Wilzig, the Chairman, President and Chief Executive Officer of Trustcompany, will become a director of North Fork following the Merger and will enter into an employment agreement and change of control agreement with North Fork. If and to the extent that Mr. Wilzig will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement-prospectus to be distributed to Trustcompany stockholders. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Mr. Wilzig and Trustcompany's other executive officers and directors by reading the proxy statement-prospectus when it becomes available.

The Trust Company of New Jersey
Consolidated Statements of Condition
($ in thousands, except per share amounts)

                                                                                                   Unaudited
                                                                                                  December 31,
                                                                                       --------------------------------------
Assets                                                                                        2003                     2002
------                                                                                 ------------------    ----------------

Cash and due from banks                                                                $       117,403       $       135,382
Federal funds sold                                                                              30,000                50,000
                                                                                       ----------------      ----------------
         Total cash and cash equivalents                                                       147,403               185,382
Securities:
     Available for sale, at market value                                                     1,678,406             1,927,065
     Held to maturity (market value $57,081 in 2003 and $54,575 in 2002)                        52,427                52,636
                                                                                       ----------------      ----------------
         Total securities                                                                    1,730,833             1,979,701
Loans:
     Held for sale                                                                              66,095  (1)          251,284
     Held in portfolio, net of unearned income                                               2,132,706             1,790,570
         Allowance for loan losses                                                             (10,144)               (9,971)
                                                                                       ----------------      ----------------
         Loans, net                                                                          2,188,657             2,031,883
Premises and equipment                                                                          39,135                40,167
Other real estate owned                                                                          3,271                 9,846
Accrued interest receivable                                                                     20,602                24,840
Bank owned life insurance                                                                       70,093                67,765
Prepaid pension cost and other assets                                                           78,011                71,218
                                                                                       ----------------      ----------------
Total Assets                                                                           $     4,278,005       $     4,410,802
                                                                                       ================      ================

Liabilities and Stockholders' Equity
------------------------------------
Deposits:
     Non interest bearing demand                                                       $       627,830       $       584,979
     Interest bearing
         NOW and money market                                                                  659,928               700,345
         Savings                                                                               560,883               513,934
         Time                                                                                1,458,042             1,638,024
                                                                                       ----------------      ----------------
         Total deposits                                                                      3,306,683             3,437,282
Securities sold under agreements to repurchase
     and other borrowings                                                                      121,331                71,283
Federal Home Loan Bank advances                                                                550,000               600,000
Deferred taxes and other liabilities                                                            33,668                37,967
                                                                                       ----------------      ----------------

         Total liabilities                                                                   4,011,682             4,146,532

Common stock, $2.00 par value; authorized 72,000,000 shares;
     issued and outstanding 18,387,801 in 2003 and 18,312,909 in 2002                           36,776                36,626
Additional paid in capital                                                                      30,061                26,762
Retained earnings                                                                              185,093               179,179
Accumulated other comprehensive income                                                          14,393                21,703
                                                                                       ----------------      ----------------

         Total stockholders' equity                                                            266,323               264,270
                                                                                       ----------------      ----------------

Total Liabilities and Stockholders' Equity                                             $     4,278,005       $     4,410,802
                                                                                       ================      ================

(See accompanying Notes to Financial Data)


THE TRUST COMPANY OF NEW JERSEY
CONSOLIDATED STATEMENTS OF INCOME
($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         UNAUDITED
                                                                                       QUARTERS ENDED
                                                                    -------------------------------------------------
                                                                    DECEMBER 31,        SEPTEMBER 30,    DECEMBER 31,
                                                                        2003                2003             2002
                                                                    ------------        -------------    ------------
INTEREST INCOME
Interest and fees on loans                                           $    33,490        $      32,709    $     35,226
Interest on Federal funds sold                                               278                  294             442
Interest and dividends on securities
        Taxable                                                           13,699               12,162          17,954
        Exempt from Federal Income Taxes                                   3,217                3,232           3,387
                                                                    ------------        -------------    ------------
              Total interest income                                       50,684               48,397          57,009
INTEREST EXPENSE
Interest on deposits                                                      10,996               11,486          17,556
Interest on borrowed funds                                                 6,440                6,699           7,696
                                                                    ------------        -------------    ------------
              Total interest expense                                      17,436               18,185          25,252
                                                                    ------------        -------------    ------------
              Net interest income                                         33,248               30,212          31,757
              Provision for loan losses                                   10,200  (2)           1,000           1,300
                                                                    ------------        -------------    ------------
              Net interest income after provision for
                   loan losses                                            23,048               29,212          30,457

NON-INTEREST INCOME
Service charges on deposit accounts
        and other retail banking fees                                      4,811                4,437           4,529
Trust department income                                                      723                  516             468
Bank owned life insurance                                                    781                  811             882
Net gains on securities sales                                                809                  185           1,579
Gains on sales of securitizations and loans                                  937                2,045              28
Other income                                                                 297                  553              24
                                                                    ------------        -------------    ------------
              Total non-interest income                                    8,358                8,547           7,510

NON-INTEREST EXPENSE
Salaries and employee benefits                                            15,159  (3)          14,064          15,429
Pension expense (income)                                                  (5,730)              (5,701)         (3,891)
Occupancy expense, net of rental income                                    3,487                3,283           3,468
Furniture and equipment expense                                            2,372                2,560           2,281
Outside data processing services                                           1,505                1,471           1,429
Other real estate owned (income) expenses, net                              (279)                (567)          1,817
Merger related expenses                                                    7,173                    -               -
Loss on early extinguishment of debt                                           -                3,269               -
Mortgage servicing asset valuation expense (income)                        1,147               (1,434)          1,447
Other expense                                                              8,851  (4)           6,919           6,971
                                                                    ------------        -------------    ------------
              Total non-interest expense                                  33,685               23,864          28,951

Income (loss) before provision for income taxes                           (2,279)              13,895           9,016
Provision (benefit) for income taxes                                        (708)               3,921           1,561
                                                                    ------------        -------------    ------------

NET INCOME (LOSS)                                                    $    (1,571)       $       9,974    $      7,455
                                                                    ============        =============    ============
EARNINGS PER COMMON SHARE
              Basic                                                 ($      0.09)       $        0.54    $       0.41
                                                                    ============        =============    ============
              Diluted                                               ($     (0.09)       $        0.53    $       0.40
                                                                    ============        =============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING
              Basic                                                   18,352,843           18,329,997      18,333,112
                                                                    ============        =============    ============
              Diluted                                                 19,144,784           18,838,987      18,701,342
                                                                    ============        =============    ============

(SEE ACCOMPANYING NOTES TO FINANCIAL DATA)

THE TRUST COMPANY OF NEW JERSEY
CONSOLIDATED STATEMENTS OF INCOME
($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               UNAUDITED
                                                                        YEARS ENDED DECEMBER 31,
                                                                    ---------------------------------
                                                                        2003                2002
                                                                    ------------        -------------
INTEREST INCOME
Interest and fees on loans                                          $    134,377        $     134,751
Interest on Federal funds sold                                             1,234                2,928
Interest and dividends on securities
        Taxable                                                           55,832               74,556
        Exempt from Federal Income Taxes                                  13,142               12,119
                                                                    ------------        -------------
              Total interest income                                      204,585              224,354
INTEREST EXPENSE
Interest on deposits                                                      50,544               76,333
Interest on borrowed funds                                                28,103               30,413
                                                                    ------------        -------------
              Total interest expense                                      78,647              106,746
                                                                    ------------        -------------
              Net interest income                                        125,938              117,608
              Provision for loan losses                                   12,800  (2)           2,200
                                                                    ------------        -------------
              Net interest income after provision for
                 loan losses                                             113,138              115,408

NON-INTEREST INCOME
Service charges on deposit accounts
   and other retail banking fees                                          19,282               19,306
Trust department income                                                    2,012                1,620
Bank owned life insurance                                                  4,514                4,089
Net gains on securities sales                                              1,190                9,112
Gains on sales of securitizations and loans                               11,439               11,745
Other income                                                               1,003                  315
                                                                    ------------        -------------
              Total non-interest income                                   39,440               46,187

NON-INTEREST EXPENSE
Salaries and employee benefits                                            64,606               53,855
Pension expense (income)                                                 (12,110)                 860
Occupancy expense, net of rental income                                   14,587               13,668
Furniture and equipment expense                                            9,504                8,422
Outside data processing services                                           5,969                5,737
Other real estate owned expenses, net                                      1,227                2,034
Merger related expenses                                                    7,173                    -
Loss on early extinguishment of debt                                       6,027                    -
Mortgage servicing asset valuation expense                                 1,002                2,520
Other expense                                                             29,186               23,201
                                                                    ------------        -------------
              Total non-interest expense                                 127,171              110,297

Income before provision for income taxes                                  25,407               51,298
Provision for income taxes                                                 4,378               13,308
                                                                    ------------        -------------

NET INCOME                                                          $     21,029        $      37,990
                                                                    ============        =============
EARNINGS PER COMMON SHARE
              Basic                                                 $       1.15        $        2.07
                                                                    ============        =============
              Diluted                                               $       1.11        $        2.03
                                                                    ============        =============

WEIGHTED AVERAGE SHARES OUTSTANDING
              Basic                                                   18,338,712           18,386,331
                                                                    ============        =============
              Diluted                                                 18,933,515           18,694,748
                                                                    ============        =============

(SEE ACCOMPANYING NOTES TO FINANCIAL DATA)

                         THE TRUST COMPANY OF NEW JERSEY
                             NOTES TO FINANCIAL DATA
                                ($ IN THOUSANDS)

(1) Includes $46,981 of residential mortgages and $19,114 of commercial real estate loans to a single borrower.

(2) Includes $9,200 associated with the write-down of one relationship transferred to held-for-sale.

(3) Includes $437 of stock appreciation rights expense reflecting the increased value of TCNJ common stock resulting from the announcement of the merger with North Fork.

(4) Includes $1,892 of costs related to branch closings, holding company formation and trust preferred filings, retirement plan restructuring and special legal and consulting fees.